Exhibit 10.1

AMENDMENT TO PROPERTY MANAGEMENT AGREEMENT

BY AND BETWEEN

Capital Park Apartments Limited Partnership

("Owner")

AND

American Rental Management Company

("Manager")

Capital Park Twin Towers

Capital Park Plaza Apartments

AMENDMENT TO PROPERTY MANAGEMENT AGREEMENT

This Amendment amends the Property Management Agreement made and entered into as of October 29, 2002, by and between Capital Park Apartments Limited Partnership, a District of Columbia limited partnership ("Owner"), and American Rental Management Company, a Delaware corporation ("Manager") ("the Management Agreement").

This Amendment fully replaces Sections 6.2 and 7.3 of the Management Agreement which are hereby deleted and is entered into for good and valuable consideration this 24th day of March 2004.

6.2 Indemnification of Manager by Owner. Owner shall indemnify, protect, defend (with legal counsel approved by manager) and hold harmless Manager, together with its respective officers, directors, agents, employees and affiliates (collectively "the Manager Indemnitees") from any and all claims, demands, actions, liabilities, losses, costs, expenses, damages, penalties, interest, finds, injuries and obligations, including reasonable attorneys' fees, court costs and litigation expenses ("claims") incurred by any Manager Indemnitee as a result of (a) any act of owner (or any officer, agent, employee or contractor of owner), (b) any act or failure to act by owner (or any officer, agent, employee or contractor of owner), (c) resulting from the performance of any obligations under this agreement by a Manager Indemnitee. The indemnification of Manager Indemnitees by the Owner shall include, but is not limited to any and all lawsuits arising out of any construction or renovation which the owner undertakes on the property, including but not limited to current renovations. The indemnification specifically includes the claims filed by Karen Stephenson, in the Superior Court for the District of Columbia, Civil Division, Civil Action No. 04-410; Constance Stephenson in the Superior Court for the District of Columbia, Civil Action No. 04-572; New Capital Park Plaza Tenants Association in the Superior Court for the District of Columbia, Civil Division, Civil Action No. 03-8183, and Peggy Williams, et al., in the Superior Court for the District of Columbia, Civil Division, Civil Action No. 04-1073, along with any other similar lawsuits which have been filed but not yet served or which in the future may be filed. The indemnification shall not apply with respect to any claims resulting from any act of failure to act by a Manager Indemnitee constituting (i) gross negligence, willful misconduct, or fraud, or (ii) a breach or other violation of this Agreement, the Regulatory Agreement and/or the Project Loan documents, (c) resulting from the claims made by current, formers employees or applicants for employment arising from hiring, supervising or hiring same, or (d) any act by Manager, its employees, agents or contractors in violation of any applicable federal, state or local law (including without limitations, any violation of Section 42 of the Code, fair housing laws, leasing claims and labor laws).

7.3 Termination by Manager. Manager may terminate this Agreement upon thirty (30) days prior written notice upon any of the events set forth in Section 7.2 or in the event Owner materially breaches any obligations hereunder and such obligation is not cured within thirty (30) days following written notice to Owner. Manager shall also have right to terminate this Agreement for no reason upon sixty (60) days written notice. Manager may terminate this Agreement upon ten (10) days notice in the event Owner materially breaches an obligation under Section 6.2 of this Agreement if such obligation is not cured within ten (10) days following written notice to Owner.

OWNER:

CAPITAL PARK APARTMENTS LIMITED PARTNERSHIP

By:	CP Capitol Corporation, its General Partner

By:	/s/ J. Wilson
Name: J. Wilson
Title: President

MANAGER:

AMERICAN RENTAL MANAGEMENT COMPANY

By:	/s/ Edwin Kelly
Name: Edwin Kelly
Title: President